Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors
Kanisa Inc:

We consent to the use of our report dated April 21, 2005 relating to the financial statements of Kanisa Inc., as of and for the years ended December 31, 2004 and 2003, included herein and to the reference to our firm under the heading “Experts” in this registration statement.

/s/ KPMG LLP

Mountain View, California
June 20, 2005